Exhibit 99.1

Pier 1 Imports, Inc. Regains Compliance with NYSE Listing Standards

FORT WORTH, Texas--(BUSINESS WIRE)--May 4, 2009--Pier 1 Imports, Inc. (NYSE:PIR) today received notice from NYSE Regulation, Inc. dated May 2, 2009 that the Company’s stock price on and average stock price for the 30 trading-days ending April 30, 2009 were above $1.00. Accordingly, the Company is in compliance with the minimum share price requirement for New York Stock Exchange continued listing standards.

Pier 1 Imports, Inc. is the original global importer of imported decorative home furnishings and gifts. Information about the Company is available on www.pier1.com.

CONTACT:
Pier 1 Imports, Inc.
Cary Turner, 817-252-8400